CONSOLIDATED BALANCE SHEET
AT SEPTEMBER 30 OF 2002 AND 2001
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	TOTAL ASSETS	28,879,972	100	33,777,045	100

2	CURRENT ASSETS	8,371,709	29	8,384,887	25
3	CASH AND SHORT-TERM INVESTMENTS	1,346,662	5	780,438	2
4	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	2,082,383	7	2,085,240	6
5	OTHER ACCOUNTS AND DOCUMENTS RECEIVABLE	1,400,141	5	1,192,151	4
6	INVENTORIES	3,542,523	12	3,341,774	10
7	OTHER CURRENT ASSETS	-	-	985,284	3
8	LONG-TERM	563,195	2	617,851	2
9	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	563,195	2	617,851	2
10	INVESTMENT IN SHARES OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATED	-	-	-	-
11	OTHER INVESTMENTS	-	-	-	-
12	PROPERTY, PLANT AND EQUIPMENT	18,273,942	63	19,652,296	58
13	PROPERTY	13,393,560	46	14,325,412	42
14	MACHINERY AND INDUSTRIAL EQUIPMENT (NET)	25,472,585	88	25,745,353	76
15	OTHER EQUIPMENT	-	-	-	-
16	ACCUMULATED DEPRECIATION	21,341,735	74	21,254,445	63
17	CONSTRUCTION IN PROGRESS	749,532	3	835,976	2
18	DEFERRED ASSETS (NET)	1,671,126	6	1,772,733	5
19	OTHER ASSETS	-	-	3,349,278	10

20	TOTAL LIABILITIES	20,360,126	100	24,033,896	100
21	CURRENT LIABILITIES	9,349,444	46	10,344,264	43
22	SUPPLIERS	2,470,054	12	2,209,180	9
23	BANK LOANS	4,470,115	22	4,541,506	19
24	STOCK MARKET LOANS	562,000	3	-	-
25	TAXES TO BE PAID	-	-	-	-
26	OTHER CURRENT LIABILITIES	1,847,275	9	3,593,578	15
27	LONG-TERM LIABILITIES	8,985,574	44	10,743,565	45
28	BANK LOANS	7,499,518	37	10,417,755	43
29	STOCK MARKET LOANS	1,486,056	7	325,810	1
30	OTHER LOANS	-	-	-	-
31	DEFERRED LOANS	598,672	3	996,488	4
32	OTHER LIABILITIES	1,426,436	7	1,949,579	8

33	CONSOLIDATED STOCK HOLDERS' EQUITY	8,519,846	100	9,743,149	100
34	MINORITY INTEREST	2,651,045	31	3,637,583	37
35	MAJORITY INTEREST	5,868,801	69	6,105,566	63
36	CONTRIBUTED CAPITAL	7,031,981	83	7,003,090	72
37	PAID-IN CAPITAL STOCK (NOMINAL)	324,000	4	324,000	3
38	RESTATEMENT OF PAID-IN CAPITAL STOCK	5,781,195	68	5,781,195	59
39	PREMIUM ON SALES OF SHARES	926,786	11	897,895	9
40	CONTRIBUTIONS FOR FUTURE CAPITAL INCREASES	-	-	-	-
41	CAPITAL INCREASE (DECREASE)	(1,163,180)	(14)	(897,524)	(9)
42	RETAINED EARNINGS AND CAPITAL RESERVE	17,931,681	210	16,548,214	170
43	REPURCHASE FUND OF SHARES	-	-	1,300,000	13
44	EXCESS (SHORTFALL) IN RESTATEMENT OF HOLDER'S EQUITY	(19,144,820)	(225)	(18,673,515)	(192)
45	NET INCOME FOR THE YEAR	49,959	1	(72,223)	(1)

CONSOLIDATED BALANCE SHEET
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
3	CASH AND SHORT-TERM INVESTMENTS	1,346,662	100	780,438	100
46	CASH	389,764	29	328,459	42
47	SHORT-TERM INVESTMENTS	956,898	71	451,979	58

18	DEFERRED ASSETS (NET)	1,671,126	100	1,772,733	100
48	AMORTIZED OR REDEEMED EXPENSES	962,710	58	1,105,717	62
49	GOODWILL	708,416	42	667,016	38
50	DEFERRED TAXES	-	-	-	-
51	OTHERS	-	-	-	-

21	CURRENT LIABILITIES	9,349,444	100	10,344,264	100
52	FOREIGN CURRENCY LIABILITIES	6,905,108	74	6,638,244	64
53	MEXICAN PESOS LIABILITIES	2,444,336	26	3,706,020	36

24	STOCK MARKET LOANS	562,000	100	-	100
54	COMMERCIAL PAPER	562,000	100	-	-
55	CURRENT MATURITIES OF MEDIUM TERM NOTES	-	-	-	-
56	CURRENT MATURITIES OF BONDS	-	-	-	-

26	OTHER CURRENT LIABILITIES	1,847,275	100	3,593,578	100
57	OTHER CURRENT LIABILITIES WITH COST	-	-	-	-
58	OTHER CURRENT LIABILITIES WITHOUT COST	1,847,275	100	3,593,578	100

27	LONG-TERM LIABILITIES	8,985,574	100	10,743,565	100
59	FOREIGN CURRENCY LIABILITIES	5,389,655	60	10,251,253	95
60	MEXICAN PESOS LIABILITIES	3,595,919	40	492,312	5

29	STOCK MARKET LOANS	1,486,056	100	325,810	100
61	BONDS	-	-	-	-
62	MEDIUM TERM NOTES	1,486,056	100	325,810	100

30	OTHER LOANS	-	100	-	100
63	OTHER LOANS WITH COST	-	-	-	-
64	OTHER LOANS WITHOUT COST	-	-	-	-

31	DEFERRED LOANS	598,672	100	996,488	100
65	NEGATIVE GOODWILL	-	-	-	-
66	DEFERRED TAXES	598,672	100	996,488	100
67	OTHERS	-	-	-	-

32	OTHER LIABILITIES	1,426,436	100	1,949,579	100
68	RESERVES	1,330,270	93	1,116,945	57
69	OTHERS LIABILITIES	96,166	7	832,634	43

44	EXCESS (SHORTFALL) IN RESTATEMENT OF STOCK HOLDERS' EQUITY	(19,144,820)	100	(18,673,515)	100
70	ACCUMULATED INCOME DUE TO MONETARY POSITION	-	-	-	-
71	INCOME FROM NON-MONETARY POSITION ASSETS	(19,144,820)	100	(18,673,515)	100

CONSOLIDATED BALANCE SHEET
OTHER CONCEPTS
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
72	WORKING CAPITAL	(977,735)	(1,959,377)
73	PENSIONS FUND AND SENIORITY PREMIUMS	434,859	415,833
74	EXECUTIVES (*)	371	388
75	EMPLOYERS (*)	5,698	5,917
76	WORKERS (*)	22,202	21,159
77	CIRCULATION SHARES (*)	324,000,000	324,000,000
78	REPURCHASED SHARES (*)	23,305,469	38,919,020

(*) THESE CONCEPTS SHOULD BE EXPRESSED IN UNITS

CONSOLIDATED INCOME STATEMENT
FROM JANUARY THE 1ST TO SEPTEMBER 30 OF 2002 AND 2001
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	17,630,291	100	17,991,134	100
2	COST OF SALES	12,404,196	70	12,544,188	70
3	GROSS INCOME	5,226,095	30	5,446,946	30
4	OPERATING EXPENSES	3,560,842	20	3,565,743	20
5	OPERATING INCOME	1,665,253	9	1,881,203	10
6	TOTAL FINANCING COST	1,906,130	11	746,248	4
7	INCOME AFTER FINANCING COST	(240,877)	(1)	1,134,955	6
8	OTHER FINANCIAL OPERATIONS	(51,486)	(0)	752,942	4
9	INCOME BEFORE TAXES AND WORKERS' PROFIT SHARING	(189,391)	(1)	382,013	2
10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(432,784)	(2)	257,754	1
11	NET INCOME AFTER TAXES AND WORKERS' PROFIT SHARING	243,393	1	124,259	1
12	SHARE IN NET INCOME OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATES	-	-	9,303	0
13	CONSOLIDATED NET INCOME OF CONTINUOUS	243,393	1	133,562	1
14	INCOME OF DISCONTINUOUS OPERATIONS	116,537	1	(120,009)	(1)
15	CONSOLIDATED NET INCOME BEFORE EXTRAORDINARY ITEMS	126,856	1	253,571	1
16	EXTRAORDINARY ITEMS NET EXPENSES (INCOME)	-	-	-	-
17	NET EFFECT AT THE BEGINNING OF THE YEAR BY CHANGES IN ACCOUNTING PRINCIPLES	-	-	-	-
18	NET CONSOLIDATED INCOME	126,856	1	253,571	1
19	NET INCOME OF MINORITY INTEREST	76,897	0	325,794	2
20	NET INCOME OF MAJORITY INTEREST	49,959	0	(72,223)	(0)

CONSOLIDATED INCOME STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	17,630,291	100	17,991,134	100
21	DOMESTIC	13,100,905	74	13,389,267	74
22	FOREIGN	4,529,386	26	4,601,867	26
23	TRANSLATED INTO DOLLARS (***)	453,199	3	450,970	3

6	TOTAL FINANCING COST	1,906,130	100	746,248	100
24	INTEREST PAID	1,109,027	58	1,390,723	186
25	EXCHANGE LOSSES	1,317,028	69	(101,026)	(14)
26	INTEREST EARNED	43,664	2	28,016	4
27	EXCHANGE PROFITS	-	-	-	-
28	GAIN DUE TO MONETARY POSITION	(476,261)	(25)	(515,433)	(69)

8	OTHER FINANCIAL OPERATIONS	(51,486)	100	752,942	100
29	OTHER NET EXPENSES (INCOME) NET	(51,486)	100	752,942	100
30	(PROFIT) LOSS ON SALE OF OWN SHARES	-	-	-	-
31	(PROFIT) LOSS ON SALE OF SHORT-TERM INVESTMENTS	-	-	-	-

10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(432,784)	100	257,754	100
32	INCOME TAX	254,230	59	334,255	130
33	DEFERRED INCOME TAX	(760,607)	(176)	(151,037)	(59)
34	WORKERS' PROFIT SHARING	72,562	17	72,383	28
35	DEFERRED WORKERS' PROFIT SHARING	1,031	0	2,153	1

CONSOLIDATED INCOME STATEMENT
OTHER CONCEPTS
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
36	TOTAL SALES	26,611,372	25,654,871
37	NET INCOME OF THE YEAR	-	-
38	NET SALES (**)	23,582,591	24,004,407
39	OPERATION INCOME (**)	2,057,971	2,514,841
40	NET INCOME OF MAJORITY INTEREST (**)	282,245	(141,503)
41	NET CONSOLIDATED INCOME (**)	505,137	312,274

(**) THE RESTATED INFORMATION ON THE LAST TWELVE MONTHS SHOULD BE USED

CONSOLIDATED CASH FLOW STATEMENT
FROM JANUARY THE 1ST TO SEPTEMBER 30 OF 2002 AND 2001
(Thousands of Pesos)

REF C	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
1	CONSOLIDATED NET INCOME	126,856	253,571
2	+(-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE USING CASH	724,228	1,843,948
3	CASH FLOW FROM NET INCOME OF THE YEAR	851,084	2,097,519
4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	(772,269)	409,488
5	CASH GENERATED (USED) IN OPERATING ACTIVITIES	78,815	2,507,007
6	CASH FLOW FROM EXTERNAL FINANCING	(284,597)	(950,166)
7	CASH FLOW FROM INTERNAL FINANCING	(337,210)	(430,520)
8	CASH FLOW GENERATED (USED) BY FINANCING	(621,807)	(1,380,686)
9	CASH FLOW GENERATED (USED) IN INVESTMENT ACTIVITIES	822,325	(1,180,449)
10	NET INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS	279,333	(54,128)
11	CASH AND SHORT-TERM INVESTMENTS AT THE BEGINNING OF PERIOD	1,067,329	834,566
12	CASH AND SHORT-TERM INVESTMENTS AT THE END OF PERIOD	1,346,662	780,438

CONSOLIDATED CASH FLOW STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF C	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
2	+ (-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE	724,228	1,843,948
13	DEPRECIATION AND AMORTIZATION FOR THE YEAR	1,399,361	1,416,163
14	+ (-) NET INCREASE (DECREASE) IN PENSIONS FUND AND SENIORITY PREMIUMS	132,409	126,270
15	+ (-) NET LOSS (PROFIT) IN MONEY EXCHANGE	-	-
16	+ (-) NET LOSS (PROFIT) IN ASSETS AND LIABILITIES ACTUALIZATION	-	-
17	+ (-) OTHER ITEMS	(807,542)	301,515

4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	(772,269)	409,488
18	+ (-) DECREASE (INCREASE) IN ACCOUNT RECEIVABLE	(382,799)	(1,933)
19	+ (-) DECREASE (INCREASE) IN INVENTORIES	(322,179)	100,793
20	+ (-) DECREASE (INCREASE) IN OTHER ACCOUNT RECEIVABLE	(362,097)	46,455
21	+ (-) INCREASE (DECREASE) IN SUPPLIER ACCOUNT	(35,250)	253,269
22	+ (-) INCREASE (DECREASE) IN OTHER LIABILITIES	330,056	10,904

6	CASH FLOW FROM EXTERNAL FINANCING	(284,597)	(950,166)
23	+ SHORT-TERM BANK AND STOCK MARKET FINANCING	3,020,657	1,952,059
24	+ LONG-TERM BANK AND STOCK MARKET FINANCING	1,928,889	5,807,240
25	+ DIVIDEND RECEIVED	-	-
26	+ OTHER FINANCING	(41,332)	(120,617)
27	(-) BANK FINANCING AMORTIZATION	(5,192,811)	(8,588,848)
28	(-) STOCK MARKET AMORTIZATION	-	-
29	(-) OTHER FINANCING AMORTIZATION	-	-

7	CASH FLOW FROM INTERNAL FINANCING	(337,210)	(430,520)
30	+ (-) INCREASE (DECREASE) IN CAPITAL STOCKS	-	103,754
31	(-) DIVIDENDS PAID	(337,210)	(425,370)
32	+ PREMIUM ON SALE OF SHARES	-	(108,904)
33	+ CONTRIBUTION FOR FUTURE CAPITAL INCREASES	-	-

9	CASH FLOW GENERATED (UTILIZED) IN INVESTMENT ACTIVITIES	822,325	(1,180,449)
34	+ (-) DECREASE (INCREASE) IN STOCK INVESTMENTS OF A PERMANENT NATURE	-	-
35	(-) ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT	(660,583)	(550,327)
36	(-) INCREASE IN CONSTRUCTIONS IN PROGRESS	-	-
37	+ SALE OF OTHER PERMANENT INVESTMENTS	(5,640)	(156,492)
38	+ SALE OF TANGIBLE FIXED ASSETS	75,562	87,001
39	+ (-) OTHER ITEMS	1,412,986	(560,631)

RATIOS
CONSOLIDATED

REF P	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
	YIELD
1	NET INCOME TO NET SALES	0.72%		1.41%
2	NET INCOME TO STOCK HOLDERS' EQUITY (**)	4.81%		(2.32)%
3	NET INCOME TO TOTAL ASSETS (**)	1.75%		0.92%
4	CASH DIVIDENDS TO PREVIOUS YEAR NET INCOME	-%		-%
5	INCOME DUE TO MONETARY POSITION TO NET INCOME	375.43%		203.27%

	ACTIVITY
6	NET SALES TO NET ASSETS (**)	0.82	times	0.71	times
7	NET SALES TO FIXED ASSETS (**)	1.29	times	1.22	times
8	INVENTORIES ROTATION (**)	4.67	times	5.01	times
9	ACCOUNTS RECEIVABLE IN DAYS OF SALES	28.00	days	27.00	days
10	PAID INTEREST TO TOTAL LIABILITIES WITH COST (**)	10.55%		12.13%

	LEVERAGE
11	TOTAL LIABILITIES TO TOTAL ASSETS	70.50%		71.15%
12	TOTAL LIABILITIES TO STOCK HOLDERS' EQUITY	2.39	times	2.47	times
13	FOREIGN CURRENCY LIABILITIES TO TOTAL LIABILITIES	60.39%		70.27%
14	LONG-TERM LIABILITIES TO FIXED ASSETS	49.17%		54.67%
15	OPERATING INCOME TO INTEREST PAID	1.50	times	1.35	times
16	NET SALES TO TOTAL LIABILITIES (**)	1.16	times	1.00	times

	LIQUIDITY
17	CURRENT ASSETS TO CURRENT LIABILITIES	0.90	times	0.81	times
18	CURRENT ASSETS LESS INVENTORY TO CURRENT LIABILITIES	0.52	times	0.49	times
19	CURRENTS ASSETS TO TOTAL LIABILITIES	0.41	times	0.35	times
20	AVAILABLE ASSETS TO CURRENT LIABILITIES	14.40%		7.54%

	CASH FLOW
21	CASH FLOW FROM NET INCOME TO NET SALES	4.83%		11.66%
22	CASH FLOW FROM CHANGES IN WORKING CAPITAL TO NET SALES	(4.38)%		2.28%
23	CASH GENERATED (USED) IN OPERATING TO INTEREST PAID	0.07	times	1.80	times
24	EXTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	45.77%		68.82%
25	INTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	54.23%		31.18%
26	ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT TO CASH GENERATED (USED) IN INVESTMENT ACTIVITIES	(80.33)%		46.62%

(**) IN THESE RATIOS FOR THE DATA TAKE INTO CONSIDERATION THE LAST TWELVE MONTHS

DATA PER SHARE

REF P	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount		Amount
1	BASIC PROFIT PER ORDINARY SHARE (**)	$1.02		$(0.48)
2	BASIC PROFIT PER PREFERENT SHARE (**)	$-		$-
3	DILUTED PROFIT PER ORDINARY SHARE (**)	$-		$-
4	CONTINUOUS OPERATING PROFIT PER COMMON SHARE(**)	$2.69		$0.25
5	EFFECT OF DISCONTINUOUS OPERATING ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$(0.18)		$0.60
6	EFFECT OF EXTRAORDINARY PROFIT AND LOSS ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$-		$-
7	EFFECT BY CHANGES IN ACCOUNTING POLICIES ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$-		$-
8	CARRYING VALUE PER SHARE	$18.11		$18.84
9	CASH DIVIDEND ACCUMULATED PER SHARE	$0.24		$0.47
10	DIVIDEND IN SHARES PER SHARE	-	shares	-	shares
11	MARKET PRICE TO CARRYING VALUE	0.48	times	0.42	times
12	MARKET PRICE TO BASIC PROFIT PER ORDINARY SHARE (**)	8.46	times	(16.55)	times
13	MARKET PRICE TO BASIC PROFIT PER PREFERENT SHARE (**)	-	times	-	times

(**) TO CALCULATE THE DATA PER SHARE USE THE NET INCOME FOR THE LAST TWELVE MONTHS

FINANCIAL STATEMENTS NOTES

c17: INCLUDES MAINLY DEFERRED TAXES FOR $(783,504) IN 2002 AND $(148,951) IN 2001, WRITE-OFF AND LOSS FROM SALE OF ASSETS FOR $359,268 IN 2002 AND $319,509 IN 2001.

s07: INCLUDES CURRENT ASSETS OF DISCOUNTED OPERATIONS FOR $985,284 IN 2001.

s19: INCLUDES NONCURRENT ASSETS OF DISCOUNTED OPERATIONS FOR $3,349,278 IN 2001.

s26: INCLUDES CURRENT liabilities of discontinued operations FOR $1,575,382 IN 2002 AND $1,507,592 IN 2001.

s32: INCLUDES NONCURRENT LIABILITIES OF DISCOUNTED OPERATIONS FOR $810,340 IN 2001

c22: INCLUDES THE CHANGE IN ASSETS AND LIABILITIES OF DISCONTINUED OPERATIONS FOR $165,151 IN 2002 AND $157,102 IN 2001.

c26: INCLUDES FINANCING ACTIVITIES FOR DISCONTINUED OPERATIONS FOR $(41,332) IN 2002 AND $(120,617) IN 2001.

c37: INCLUDES INVESTMENT ACTIVITIES FROM DISCONTINUED OPERATIONS FOR $(5,640)IN 2002 AND $(156,492) IN 2001.

c39: INCLUDES SALE AND INVESTMENT IN SUBSIDIARIES AND ASSOCIATED COMPANIES.

r08: INCLUDES WRITE-OFF AN LOSS FROM FOR SALE OF FIXED ASSETS FOR $(359,268) IN 2002 AND $(319,509) IN 2001, RESTRUCTURING CHARGES FOR $(47,034) IN 2002 AND $(256,877) IN 2001, GROSS PROFIT (LOSS) IN SALE OF COMPANIES $450,484 IN 2002 AND $(96,782) IN 2001.

SHARE OWNERSHIP

COMPANY NAME	MAIN ACTIVITIES	NUMBER OF SHARES	OWNERSHIP	TOTAL AMOUNT (Thousands of Pesos)

SUBSIDIARIES

				ACQUISITION COST	PRESENT VALUE
VITRO ENVASES NORTEAMERICA, S.A.DE CV	ENVASES DE VIDRIO	759,561,828	100.00	759,562	759,562
PLASTICOS BOSCO, S.A. DE C.V.	ARTICULOS DE PLASTICO	28,416,542	100.00	28,417	28,417
ENVASES CUAUTITLAN, S.A. DE C.V.	FAB. VTA. DE ENVASES DE PLASTICOS	40,364,003	100.00	66,444	66,444
VITROPLAN, S.A. DE C.V.	SUB-TENEDORA	31,830,500	65.00	31,830	31,830
VITRO CORPORATIVO, S.A. DE C.V.	PRESTACION DE SERVICIOS	741,905,515	100.00	741,906	741,906
VITROCRISA HOLDING, S.A. DE C.V.	SUB-TENEDORA	94,937,160	51.00	94,937	94,937
AEROVITRO, S.A. DE C.V.	PRESTACION DE SERVICIOS AEREOS	71,524,627	100.00	71,525	71,525
VITRO AMERICAN NATIONAL CAN, S.A	FAB. DE LATAS DE ALUMINIO	105,672,290	50.00	105,672	105,672
SERVICIOS LEGALES Y VALORES, S.A. DE C.V.	PRESTACION DE SERVICIOS	63,200	100.00	34,153	34,153
VITROSA, A.G.	SUB-TENEDORA	362,939,184	100.00	362,939	362,939
FOMENTO INMOBILIARIO Y DE LA CONSTRUCCION, S.A.	INMOBILIARIA	470,997,088	100.00	470,997	470,997
INMOBILIARIA DE LA SUERTE, S.A DE C.V.	ARRENDADORA DE INMUEBLES	34,999	100.00	42	42
FABRICACION DE CUBIERTOS, S.A. DE C.V.	FAB. DE CUBIERTOS	30,412,485	100.00	30,412	30,412
CRISA LIBBEY S.A. DE C.V.	COMERCIALIZADORA	25,500	51.00	26	26
SERVICIOS Y OPERACIONES FINAN. VITRO,S.A.DE C.V.	PRESTACION DE SERVICIOS	345,459,243	100.00	345,459	345,459
INVERSIONES MOZA, S.A.DE C.V.	SUB-TENEDORA	25,321,041	100.00	25,321	25,321
MANUFACTURAS,ENSAMBLES Y FUND. S.A. DE C.V.	BIENES DE CAPITAL Y HERRAMIENTAS	118,763,806	51.00	118,764	118,764
VITRO H2O DE MEXICO, S- DE R.L.	ARTICULOS PARA TRATAMIENTO DE AGUA	2,244,018	51.00	2,244	2,244
E. HOLDING VITRO, S.A. DE C.V.	SERVICIOS DE SISTEMAS	50,000	100.00	50	50

TOTAL INVESTMENT IN SUBSIDIARIES				3,290,700	3,290,700

PROPERTY, PLANT AND EQUIPMENT
(Thousands of Pesos)

CONCEPT	ACQUISITION COST	ACCUMMULATED DEPRECIATION	CARRYING VALUE	REVALUATION	DEPRECIATION ON REVALUATION	CARRYING VALUE + REV - DEP
DEPRECIATION ASSETS
PROPERTY	1,230,531	216,417	1,014,114	8,814,390	4,551,988	5,276,516
MACHINERY	8,559,869	4,433,664	4,126,205	16,912,715	12,139,667	8,899,253
TRANSPORT EQUIPMENT	-	-	-	-	-	-
OFFICE EQUIPMENT	-	-	-	-	-	-
COMPUTER EQUIPMENT	-	-	-	-	-	-
OTHER	-	-	-	-	-	-
DEPRECIABLES TOTAL	9,790,400	4,650,081	5,140,319	25,727,105	16,691,655	14,175,769

NOT DEPRECIATION ASSETS
GROUNDS	614,278	-	614,278	2,734,363	-	3,348,641
CONSTRUCTIONS IN PROCESS	749,532	-	749,532	-	-	749,532
OTHER	-	-	-	-	-	-
NOT DEPRECIABLES TOTAL	1,363,810	-	1,363,810	2,734,363	-	4,098,173

TOTAL	11,154,210	4,650,081	6,504,129	28,461,468	16,691,655	18,273,942

CREDITS BREAKDOWN
(Thousands of Pesos)

			DENOMINATED IN PESOS		AMORTIZATION OF CREDITS IN FOREIGN CURRENCY
CREDIT / TYPE / INSTITUTION	AMORT. DATE	RATE OF INT.	UNTIL 1 YEAR	MORE THAN 1 YEAR	CURRENT YEAR	UNTIL 1 YEAR	UNTIL 2 YEARS	UNTIL 3 YEARS	UNTIL 4 YEARS	UNTIL 5 YEARS
BANKS
FOREIGN TRADE
HSBC BANK	21082006	4	-	-	-	61,379	61,379	61,379	61,379	-
CITIBANK N.A.	21082006	4	-	-	-	92,069	92,069	92,069	92,069	-
BANCOMEXT	21082006	4	-	-	-	102,299	102,299	102,299	102,299	-
ABN AMRO BANK, N.V.	21082006	4	-	-	-	61,379	61,379	61,379	61,379	-
BANCO NACIONAL DE MEXICO, S.	21082006	4	-	-	-	61,379	61,379	61,379	61,379	-
BANK OF MONTREAL	21082006	4	-	-	-	40,920	40,920	40,920	40,920	-
BANCA NAZIONALE DE LAVORO	21082006	4	-	-	-	20,460	20,460	20,460	20,460	-
CHASE BANK OF TEXAS	21082006	4	-	-	-	20,460	20,460	20,460	20,460	-
CREDIT SUISSE FIRST BOSTON	21082006	4	-	-	-	20,460	20,460	20,460	20,460	-
HYPO VEREISBANK	30052008	3.22	-	-	-	3,222	3,222	3,222	3,222	32,961
COMERICA BANK	15072003	3.67	-	-	-	52,853	-	-	-	-
CITIBANK N.A.	01102003	3.74	-	-	-	2,455	46,444	-	-	-
CALIFORNIA COMMERCE BANK	05122003	4.67	-	-	-	-	306,897	-	-	-
COMERICA BANK	28022004	3.36	-	-	-	40,920	20,460	-	-	-
BANCO BOGOTA	21122003	14.04	-	-	-	6,844	16,419	-	-	-
HYPO VEREISBANK	19112002	4.08	-	-	11,222	-	-	-	-	-
BANCOMEXT	25092006	3.76	-	-	-	-	-	-	-	153,449
BANCO NACIONAL DE MEXICO, S.	31082004	3.97	-	-	-	-	306,897	-	-	-
CITIBANK N.A.	29062005	4.41	-	-	-	93,092	93,092	16,368	-	-
HYPO VEREISBANK	27122004	7.13	-	-	-	2,363	2,363	1,187	-	-

UNSECURED DEBT
CITIBANK N.A.	07102002	4.49	-	-	25,575	-	-	-	-	-
CITIBANK N.A.	13112002	4.38	-	-	30,690	-	-	-	-	-
CITIBANK N.A.	06122002	4.32	-	-	10,230	-	-	-	-	-
CITIBANK N.A.	17122002	4.16	-	-	9,923	-	-	-	-	-
CITIBANK N.A.	17032003	4.07	-	-	5,115	-	-	-	-	-
BBVA BANCOMER	03032003	4.05	-	-	10,230	-	-	-	-	-
BBVA BANCOMER	10022003	3.99	-	-	40,920	-	-	-	-	-
CITIBANK N.A.	10022003	3.97	-	-	25,575	-	-	-	-	-
CITIBANK N.A.	16122002	4.23	-	-	25,575	-	-	-	-	-
COMERICA BANK	29112002	3.51	-	-	20,460	-	-	-	-	-
COMERICA BANK	04102002	4.06	-	-	10,230	-	-	-	-	-
BBVA BANCOMER	15112002	4.12	-	-	51,150	-	-	-	-	-
INBURSA	03102002	8.25	-	-	40,920	-	-	-	-	-
CITIBANK N.A.	06012003	4.2	-	-	30,690	-	-	-	-	-
CITIBANK N.A.	19022003	4.01	-	-	40,920	-	-	-	-	-
CITIBANK N.A.	25112002	4.36	-	-	25,575	-	-	-	-	-
CITIBANK N.A.	06122002	4.32	-	-	40,920	-	-	-	-	-
CITIBANK N.A.	18122002	4.16	-	-	40,920	-	-	-	-	-
CITIBANK N.A.	17122002	4.16	-	-	46,035	-	-	-	-	-
CITIBANK N.A.	25102002	4.37	-	-	35,805	-	-	-	-	-
CITIBANK N.A.	14022003	4.02	-	-	20,460	-	-	-	-	-
CITIBANK N.A.	13012003	4.05	-	-	30,690	-	-	-	-	-
HSBC BANK	22112002	11.05	85,500	-	-	-	-	-	-	-
CITIBANK N.A.	17032002	4.07	-	-	15,345	-	-	-	-	-
BANCO NACIONAL DE MEXICO, S.	20032002	4.06	-	-	5,115	-	-	-	-	-
LLOYDS BANK	10012002	3.59	-	-	13,289	-	-	-	-	-
CITIBANK N.A.	01032003	3.57	-	-	11,439	-	-	-	-	-
CITIBANK N.A.	01102002	3.67	-	-	15,263	-	-	-	-	-
CITIBANK N.A.	10022003	3.97	-	-	51,532	-	-	-	-	-
CITIBANK N.A.	02102002	4.59	-	-	40,920	-	-	-	-	-
CITIBANK N.A.	15112002	4.37	-	-	9,207	-	-	-	-	-
CITIBANK N.A.	29112002	4.34	-	-	15,345	-	-	-	-	-
CITIBANK N.A.	05032003	4	-	-	102,299	-	-	-	-	-
CITIBANK N.A.	06122002	4.32	-	-	102,299	-	-	-	-	-
CITIBANK N.A.	07102002	4.49	-	-	30,690	-	-	-	-	-
CITIBANK N.A.	02122002	4.39	-	-	112,529	-	-	-	-	-
BBVA BANCOMER	26022002	3.78	-	-	46,035	-	-	-	-	-
BBVA BANCOMER	22012003	3.7	-	-	46,035	-	-	-	-	-
BBVA BANCOMER	13022003	3.91	-	-	51,150	-	-	-	-	-
BBVA BANCOMER	26082002	3.65	-	-	61,379	-	-	-	-	-
CITIBANK N.A.	23102002	4.41	-	-	102,299	-	-	-	-	-
CITIBANK N.A.	09122002	4.32	-	-	204,598	-	-	-	-	-
CITIBANK N.A.	17012003	4.17	-	-	56,264	-	-	-	-	-
CITIBANK N.A.	13122002	4.28	-	-	92,069	-	-	-	-	-
COMERICA BANK	31102003	3.85	-	-	-	-	424,541	-	-	-
COMERICA BANK	31102003	3.85	-	-	-	-	496,150	-	-	-
BANCO POPULAR ESPANOL	14062002	4.6	-	-	10,997	-	-	-	-	-
BANCO BOGOTA	27092002	20	-	-	-	-	379	-	-	-
BBVA BANCOMER	16102002	4.29	-	-	33,759	-	-	-	-	-
BBVA BANCOMER	25112002	4.21	-	-	51,150	-	-	-	-	-
BBVA BANCOMER	19032003	3.96	-	-	51,150	-	-	-	-	-
CITIBANK N.A.	16012003	4.16	-	-	33,759	-	-	-	-	-
CITIBANK N.A.	14022003	4	-	-	20,460	-	-	-	-	-
BBVA BANCOMER	11102002	4.43	-	-	20,460	-	-	-	-	-
BBVA BANCOMER	01112002	4.31	-	-	5,115	-	-	-	-	-
BBVA BANCOMER	11102002	4.43	-	-	10,230	-	-	-	-	-
BBVA BANCOMER	01112002	4.31	-	-	5,115	-	-	-	-	-
CITIBANK N.A.	30102002	4.32	-	-	511,495	-	-	-	-	-
CITIBANK N.A.	07112002	4.26	-	-	127,874	-	-	-	-	-
CITIBANK N.A.	12112002	4.25	-	-	18,209	-	-	-	-	-
INBURSA	03102002	8.25	-	-	61,379	-	-	-	-	-
INBURSA	17102002	8.25	-	-	102,299	-	-	-	-	-
INBURSA	21102002	8.25	-	-	102,299	-	-	-	-	-
HYPO VEREISBANK	26112002	4.41	-	-	40,920	-	-	-	-	-
HYPO VEREISBANK	19122002	4.41	-	-	40,920	-	-	-	-	-
OTROS	01122002	4.75	133,333	-	-	-	-	-	-	-

WITH WARRANTY
SANTANDER-SERFIN	23012003	7.13	-	-	-	2,220	-	-	-	-
SANTANDER-SERFIN	31012006	8.75	16,112	56,520	-	-	-	-	-	-
SANTANDER-SERFIN	31012006	8.75	7,857	30,526	-	-	-	-	-	-
SCOTIABANK	01062004	5.5	-	-	-	-	43,989	-	-	-
SCOTIABANK	01022005	7.57	-	-	-	15,345	15,345	70,508	-	-
CORP FIN	01072003	9.44	-	-	-	13,759	-	-	-	-
BANORTE	13102005	3.39	5,412	13,555	-	-	-	-	-	-
BANCO NACIONAL DE MEXICO, S.	04092006	4.07	-	-	-	5,115	5,115	5,115	5,115	-
BANCO NACIONAL DE MEXICO, S.	04092006	4.07	-	-	-	20,460	20,460	20,460	20,460	-
BANCO NACIONAL DE MEXICO, S.	04092006	4.07	-	-	-	47,088	47,088	47,088	47,088	-
BANCO NACIONAL DE MEXICO, S.	04092006	4.07	-	-	-	6,823	6,823	6,823	6,823	-
BANK OF AMERICA	30112003	5.87	-	-	-	-	72	-	-	-
BANK OF AMERICA	30112003	4.57	-	-	-	-	51,150	-	-	-
BANK OF AMERICA	30112003	4.38	-	-	-	-	40,920	-	-	-
BANK OF AMERICA	30112003	4.57	-	-	-	-	51,150	-	-	-
BANK OF AMERICA	30112003	4.55	-	-	-	-	51,150	-	-	-
BANCO PASTOR	28022008	5.25	-	-	-	4,511	4,092	4,511	4,511	44,732
BANK OF MONTREAL	05062004	3.81	-	-	-	35,805	66,494	-	-	-
COMERICA BANK	05062004	3.81	-	-	-	35,805	66,494	-	-	-
EXPORT DEVELOPMENT CO.	05062004	3.81	-	-	-	17,902	33,247	-	-	-
SANTANDER-SERFIN	31012006	8.75	16,245	39,262	-	-	-	-	-	-
HSBC BANK	12082002	4.9	-	-	255,748	-	-	-	-	-
PUBLIC	15052007	11.38	-	1,970,000	-	-	-	-	-	409,126
CREDIT SUISSE FIRST BOSTON	30042009	11.5	-	-	-	-	-	-	-	824,018
TOTAL BANKS			264,459	2,109,863	3,318,269	887,387	2,701,258	656,087	568,024	1,464,286

			DENOMINATED IN PESOS		AMORTIZATION OF CREDITS IN FOREIGN CURRENCY
CREDIT / TYPE / INSTITUTION	AMORT. DATE	RATE OF INT.	UNTIL 1 YEAR	MORE THAN 1 YEAR	CURRENT YEAR	UNTIL 1 YEAR	UNTIL 2 YEARS	UNTIL 3 YEARS	UNTIL 4 YEARS	UNTIL 5 YEARS
LISTED IN THE MEXICAN STACK EXCHANGE
UNSECURED DEBT
PUBLIC	11032003	7	-	-	61,375	-	-	-	-	-
PUBLIC	06032003	9.38	-	-	40,919	-	-	-	-	-
PUBLIC	06032003	9.38	-	-	15,342	-	-	-	-	-
PUBLIC	13062003	7.09	-	-	102,296	-	-	-	-	-
PUBLIC	15102002	8.57	-	-	-	342,068	-	-	-	-
PUBLIC	12102004	9.35	-	149,226	-	-	-	-	-	-
PUBLIC	12102006	9.48	-	449,165	-	-	-	-	-	-
PUBLIC	07062006	8.58	-	577,665	-	-	-	-	-	-
OBSA	26022004	8.43	-	310,000	-	-	-	-	-	-
TOTAL STOCK EXCHANGE			-	1,486,056	219,932	342,068	-	-	-	-

			DENOMINATED IN PESOS		AMORTIZATION OF CREDITS IN FOREIGN CURRENCY
CREDIT / TYPE / INSTITUTION	AMORT. DATE	RATE OF INT.	UNTIL 1 YEAR	MORE THAN 1 YEAR	CURRENT YEAR	UNTIL 1 YEAR	UNTIL 2 YEARS	UNTIL 3 YEARS	UNTIL 4 YEARS	UNTIL 5 YEARS
SUPPLIERS
EMPAQUES DE CARTON TITAN, S.			32,062	-	-	-	-	-	-	-
PEMEX GAS Y PETROQUIMICA BAS			31,968	-	-	-	-	-	-	-
PRAXAIR MEXICO, S.A. DE C.V.			27,698	-	-	-	-	-	-	-
O. ENRIQUE HINOJOSA PENA AGE			23,241	-	-	-	-	-	-	-
CARTONPACK, S.A. DE C.V.			21,647	-	-	-	-	-	-	-
MATERIAS PRIMAS DE LAMPAZOS			20,768	-	-	-	-	-	-	-
SMURFIT CARTON Y PAPEL DE ME			19,690	-	-	-	-	-	-	-
GAS INDUSTRIAL DE MONTERREY,			19,554	-	-	-	-	-	-	-
DESPACHOS ADUANALES GARZA BE			17,376	-	-	-	-	-	-	-
INGENIERIA EN EMPAQUE ARVISA			17,214	-	-	-	-	-	-	-
WILLAMETTE DE MEXICO, S.A. D			16,499	-	-	-	-	-	-	-
CIEMEX, S.A. DE C.V.			16,033	-	-	-	-	-	-	-
LUZ Y FUERZA DEL CENTRO			13,789	-	-	-	-	-	-	-
AGENCIA ADUANAL RICARDO DESC			13,113	-	-	-	-	-	-	-
FERRO MEXICANA, S.A. DE C.V.			12,026	-	-	-	-	-	-	-
MATERIAS PRIMAS MONTERREY, S			11,637	-	-	-	-	-	-	-
FERROSUR, S.A. DE C.V.			11,195	-	-	-	-	-	-	-
FABRICAS MONTERREY, S.A. DE			10,496	-	-	-	-	-	-	-
RTS EMPAQUES S. DE RL. DE C.			10,287	-	-	-	-	-	-	-
MADERAS Y EMPAQUES SAN FERNA			10,107	-	-	-	-	-	-	-
GALAZ, GOMEZ MORFIN, CHAVERO			9,756	-	-	-	-	-	-	-
COMISION FEDERAL DE ELECTRIC			9,570	-	-	-	-	-	-	-
INTERGLASS, S. A. DE C. V.			9,569	-	-	-	-	-	-	-
INDUSTRIAS IMISA S.A. DE C.V			8,763	-	-	-	-	-	-	-
MAQUINADOS MARFER, S.A. DE C			8,508	-	-	-	-	-	-	-
IMPULSORA DE MERCADOS DE MEX			8,360	-	-	-	-	-	-	-
RESIRENE S.A. DE C.V.			8,248	-	-	-	-	-	-	-
AMERICAN NATURAL SODA ASH CO			-	-	88,970	-	-	-	-	-
ALCAN ALUMINUM CORPORATION			-	-	43,540	-	-	-	-	-
UNION PACIFIC RAILROAD CO.			-	-	40,943	-	-	-	-	-
SOLUTIA, INC.			-	-	37,135	-	-	-	-	-
ENRON CAPITAL & TRADE RESOUR			-	-	26,502	-	-	-	-	-
ARCO ALUMINUM, INC.			-	-	26,002	-	-	-	-	-
PILKINGTON BROTHER LTD			-	-	25,117	-	-	-	-	-
REXAM BEVERAGE CAN AMERICAS			-	-	20,671	-	-	-	-	-
RECTICEL N.A. INC.			-	-	16,461	-	-	-	-	-
CERAMICA ANDINA C.A.			-	-	14,885	-	-	-	-	-
PHILLIPS 66 COMPANY			-	-	12,320	-	-	-	-	-
AFG INDUSTRIES INC.			-	-	12,151	-	-	-	-	-
VERRERIES SOUCHON NEUVESEL,			-	-	11,928	-	-	-	-	-
U.S. BORAX			-	-	11,863	-	-	-	-	-
ACE SEGUROS SA			-	-	11,342	-	-	-	-	-
LIBBEY OWENS FORD CO.			-	-	11,292	-	-	-	-	-
TECHINT COMPAGNIA TECNICA IN			-	-	10,220	-	-	-	-	-
LIBBEY GLASS INC			-	-	9,999	-	-	-	-	-
DOW QUIMICA MEXICANA, S.A. D			-	-	9,723	-	-	-	-	-
MONOFRAX INC.			-	-	8,145	-	-	-	-	-
CAPALUX INC			-	-	7,838	-	-	-	-	-
ATOFINA CHEMICALS, INC.			-	-	7,600	-	-	-	-	-
OTHERS			992,481	-	593,752	-	-	-	-	-
TOTAL SUPPLIERS			1,411,655	-	1,058,399	-	-	-	-	-

OTHER LIABILITIES			768,222	-	1,079,053	-	-	-	-	-
OTHER CURRENT LIABILITIES AND OTHER CREDITS			768,222	-	1,079,053	-	-	-	-	-

TOTAL			2,444,336	3,595,919	5,675,653	1,229,455	2,701,258	656,087	568,024	1,464,286

TRADE BALANCE AND MONETARY POSITION IN FOREIGN EXCHANGE
(Thousands of Pesos)

	DOLLARS (1)		OTHER CURRENCIES		TOTAL
TRADE BALANCE	THOUSANDS OF DOLLARS	THOUSANDS OF PESOS	THOUSANDS OF DOLLARS	THOUSANDS OF PESOS	THOUSANDS OF PESOS

1. INCOME
EXPORTS	453,199	4,529,386	-	-	4,529,386
OTHER	-	-	-	-	-
TOTAL	453,199	4,529,386	-	-	4,529,386

2. EXPEDITURE
IMPORT (RAW MATERIALS)	7,931	81,133	-	-	81,133
INVESTMENTS	148,263	1,516,716	-	-	1,516,716
OTHER	290,331	2,970,057	-	-	2,970,057
TOTAL	446,525	4,567,906	-	-	4,567,906

NET BALANCE	6,674	(38,520)	-	-	(38,520)

FOREIGN MONETARY POSITION

TOTAL ASSETS	1,021,326	10,448,063	-	-	10,448,063
LIABILITIES POSITION	1,401,846	14,340,745	-	-	14,340,745
SHORT TERM LIABILITIES POSITION	674,993	6,905,111	-	-	6,905,111
LONG TERM LIABILITIES POSITION	726,853	7,435,634	-	-	7,435,634

NET BALANCE	(380,520)	(3,892,682)			(3,892,682)

INTEGRATION AND INCOME CALCULATION BY MONETARY POSITION
(Thousands of Pesos)

MONTH	MONETARY ASSETS	MONETARY LIABILITIES	(ASSET) LIABILITIES MONETARY POSITION	MONTHLY INFLATION	MONTHLY (PROFIT) AND LOSS
JANUARY	4,569,015	19,945,458	15,376,443	1	157,297
FEBRUARY	4,624,451	19,716,015	15,091,563	0	(2,211)
MARCH	4,443,657	19,286,589	14,842,932	0	48,546
APRIL	4,540,051	19,312,905	14,772,853	1	99,438
MAY	6,598,122	21,528,821	14,930,699	0	8,231
JUNE	5,171,769	20,283,070	15,111,301	0	55,557
JULY	5,606,748	23,709,012	18,102,265	-	(37,562)
AUGUST	5,022,536	19,959,788	14,937,252	0	64,039
SEPTEMBER	5,009,935	20,072,336	15,062,401	1	82,926
ACTUALIZATION	-	-	-	-	-
CAPITALIZATION	-	-	-	-	-
FOREIGN CORP.	-	-	-	-	-
OTHER	-	-	-	-	-
TOTAL					476,261

INTEGRATION OF THE PAID SOCIAL CAPITAL STOCK
CHARACTERISTICS OF THE SHARES

			NUMBER OF SHARES				CAPITAL STOCK (Thousands of Pesos)
SERIES	NOMINAL VALUE	VALID COUPON	PORTION	PORTION	MEXICAN	SUBSCRIPTION	FIXED	VARIABLE
A		60	324,000,000		324,000,000		324,000

TOTAL			324,000,000		324,000,000		324,000	-

CPO'S: 1 TO 1
ADR'S: 3 TO 1